Attachment 77I
LMP Income Trust

LM WA Adjustable Rate Income Fund



Item 77I
Registrant incorporates by reference Form 497, dated November 23, 2009, filed on November 23, 2009.
(SEC Accession No. 0001193125-09-240352)